SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	December 31, 2013

AMERICAN ELECTRIC POWER COMPANY, INC.
(Exact Name of Registrant as Specified in Its Charter)

1-3525	New York	13-4922640
(Commission File Number)	(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

OHIO POWER COMPANY
(Exact Name of Registrant as Specified in Its Charter)

1-6543	Ohio	31-4271000
(Commission File Number)	(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

1 Riverside Plaza, Columbus, OH	43215
(Address of Principal Executive Offices)	(Zip Code)

614-716-1000
(Registrant’s Telephone Number, Including Area Code)

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

GLOSSARY OF TERMS

When the following terms and abbreviations appear in the text of this report, they have the meanings indicated below.

Term	Meaning

AEGCo	AEP Generating Company, an AEP electric utility subsidiary.
AEP or Parent	American Electric Power Company, Inc., an electric utility holding company.
AEP System	American Electric Power System, an integrated electric utility system, owned and operated by AEP’s electric utility subsidiaries.
AEPES	AEP Energy Supply LLC, a nonregulated AEP subsidiary.
AEPSC	American Electric Power Service Corporation, an AEP service subsidiary providing management and professional services to AEP and its subsidiaries.
AGR	AEP Generation Resources Inc., a nonregulated AEP subsidiary.
APCo	Appalachian Power Company, an AEP electric utility subsidiary.
FERC	Federal Energy Regulatory Commission.
I&M	Indiana Michigan Power Company, an AEP electric utility subsidiary.
Interconnection Agreement	An agreement by and among APCo, I&M, KPCo and OPCo, defining the sharing of costs and benefits associated with their respective generating plants.
KPCo	Kentucky Power Company, an AEP electric utility subsidiary.
MW	Megawatt.
OPCo	Ohio Power Company, an AEP electric utility subsidiary.
PJM	Pennsylvania – New Jersey – Maryland regional transmission organization.
PUCO	Public Utilities Commission of Ohio.

ITEM 1.01	Entry Into a Material Definitive Agreement.

Reference is made to page 55 in the Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2013 filed by OPCo and AEP under the title “Corporate Separation and Termination of Interconnection Agreement”.  On December 31, 2013, OPCo and AGR entered into an Asset Contribution Agreement (the “Agreement”).  At the time of entering into the Agreement, AGR was a wholly owned unregulated subsidiary of OPCo.  Under the Agreement, OPCo contributed its generation assets and associated liabilities to AGR at net book value.

These transfers were undertaken by OPCo pursuant to Ohio law and have been approved by the PUCO.  OPCo is a wholly-owned subsidiary of AEP.  AEP is the ultimate corporate parent of AGR.  Following the transfers contemplated by the Agreement, OPCo distributed its shares in AGR to AEP.  AEP subsequently contributed the capital stock of AGR to an intermediate holding company, AEPES.  The FERC approved, among other things, the transactions contemplated by the Agreement in an order issued April 29, 2013.

The generation assets of OPCo transferred under the Agreement are as follows:

				Net Maximum
Plant Name	Units	State	Fuel Type	Capacity (MWs)
Racine	2	OH	Hydro	48
Darby	6	OH	Natural Gas	507
Waterford	4	OH	Natural Gas	840
Stuart (a)	4	OH	Oil	3
Amos (two-thirds of Unit 3)	1	WV	Steam - Coal	867
Beckjord (a)	1	OH	Steam - Coal	53
Cardinal	1	OH	Steam - Coal	595
Conesville (a)	3	OH	Steam - Coal	1,139
Gavin	2	OH	Steam - Coal	2,640
Kammer	3	WV	Steam - Coal	630
Mitchell	2	WV	Steam - Coal	1,560
Muskingum River	5	OH	Steam - Coal	1,440
Picway	1	OH	Steam - Coal	100
Sporn	2	WV	Steam - Coal	300
Stuart (a)	4	OH	Steam - Coal	600
Zimmer (a)	1	OH	Steam - Coal	330
Total MWs				11,652

(a)	Jointly-owned with non-affiliated entities. Figures presented reflect OPCo's ownership interest.

As of September 30, 2013, the net book value of OPCo's generation assets was $5.6 billion.

The indebtedness of OPCo to be transferred under the Agreement (the “Transferred Indebtedness”) consists of obligations under a Credit Agreement (as defined below) and tax-exempt bonds.  Pursuant to the Agreement, AGR assumed the Transferred Indebtedness simultaneously with the transfers contemplated by the Agreement.

The Credit Agreement

Reference is made to the Current Report on Form 8-K filed on July 19, 2013 by OPCo, AEP and APCo disclosing OPCo’s entering into a $1 billion term credit facility due in May 2015 (the “Credit Agreement”) with unaffiliated lenders named therein.  OPCo entered into and borrowed amounts under the Credit Agreement to provide liquidity during its corporate separation process and the subsequent transfer of its generation assets and liabilities.  Under the Credit Agreement, OPCo could assign borrowings to AGR upon the transfer of OPCo’s generation assets to AGR.  The Credit Agreement required AEP to guarantee AGR’s obligations in the event OPCo assigns borrowings under the Credit Agreement to AGR.

Pursuant to the Agreement, OPCo’s obligations under the Credit Agreement were assigned to AGR on December 31, 2013.  AGR is obligated under the Credit Agreement and AEP has guaranteed AGR’s obligations under the Credit Agreement.  $300 million of AGR’s obligations have been reassigned to APCo and $200 million of AGR’s obligations have been reassigned to KPCo.  Those reassigned obligations are not guaranteed by AEP.  As a result of these reassignments, AGR’s indebtedness under the Credit Agreement, and, accordingly, the amount of the Credit Agreement guaranteed by AEP, equals $500 million.

Tax-exempt Bonds

OPCo is the obligor on several series of tax-exempt bonds issued through municipal issuers (“Tax-exempt Bonds”).  Pursuant to the Agreement, OPCo’s obligations under the Tax-exempt Bonds were economically transferred to AGR on December 31, 2013.  The economic transfer of OPCo’s Tax-exempt Bonds to AGR was achieved by: a) AGR’s issuance of $757 million of a series of affiliated notes payable to OPCo, which parallel the terms and conditions of the related Tax-exempt Bonds, of which $460 million related to Pollution Control Bonds held in trust by OPCo and b) direct assignment of $115 million of certain Tax-exempt Bonds. These affiliated notes transfer the economic effect of the Tax-exempt Bonds from OPCo to AGR.

Immediately prior to the transfer of generation assets to AGR, the aggregate principal amount of OPCo’s obligations under the Tax-exempt Bonds was approximately $872 million.  When AGR repays and reissues a series of Tax-exempt Bonds, AEP will provide a guarantee on behalf of AGR.  Shown below are the carrying values, series detail and maturity dates of OPCo Tax-exempt Bonds as of December 31, 2013:

Ohio Air Quality Development Authority Bonds
$50,000,000 of Series 2013A, due 2026
$44,500,000 of Series 2007A, due 2040
$60,000,000 of Series 2009A, due 2038
$32,245,000 of Series 2009B, due 2038
$79,450,000 of Series 2010A, due 2041
$56,000,000 of Series 2007B, due 2042
$39,130,000 of Gavin Project Series 2010A, due 2027
$54,500,000 of Series 2005A, due 2029
$50,450,000 of Series 2005B, due 2028
$50,450,000 of Series 2005C, due 2028
$54,500,000 of Series 2005D, due 2028

Marshall County, West Virginia Bonds
$35,000,000 of Series F, due 2022
$50,000,000 of Series E, due 2022

West Virginia Economic Development Authority Bonds
$65,000,000 of Series 2008A, due 2036
$86,000,000 of Series 2010A, due 2043
$65,000,000 of Series 2013A, due 2037

ITEM 2.01	Completion of Acquisition or Disposition of Assets.

On December 31, 2013, OPCo completed the transfer of all of its generation assets and related liabilities (see Item 1.01, above) to AGR.  The transfers were accomplished under the Agreement.  At the time of the transfers, AGR was a wholly-owned subsidiary of OPCo.  Pursuant to the Agreement, OPCo contributed its generation assets and associated liabilities to AGR.  Following the transfers contemplated by the Agreement, OPCo then distributed the stock of AGR to its parent, AEP.  AEP subsequently contributed the stock of AGR to an intermediate holding company, AEPES.  As a result of these transfers and transactions, AGR is a generation company no longer subject to the jurisdiction of the PUCO.  The transfer of generation assets and associated liabilities was undertaken by OPCo pursuant to Ohio law and was approved by the PUCO.

The foregoing transfers and related transactions occurred substantially simultaneously within the AEP affiliated system.  These transfers and related transactions were approved by the FERC.  The generation related assets and liabilities, including the Transferred Indebtedness, were transferred at their net book value.

Also on December 31, 2013, subsequent to the transfer of OPCo’s generation assets to AGR, AGR transferred at net book value a two-thirds ownership (867 MW) in Amos Plant, Unit 3 to APCo and transferred at net book value a one-half interest (780 MW) of the Mitchell Plant to KPCo.  The transfer of these generation assets and associated liabilities was approved by the Virginia State Corporation Commission and the Public Service Commission of West Virginia with respect to the Amos Plant and the Kentucky Public Service Commission with respect to the Mitchell Plant.

In connection with corporate separation of OPCo’s generation assets, OPCo sold the majority of its assets related to its wholly-owned subsidiary, Conesville Coal Preparation Company (CCPC) in April 2013.  Also in preparation for corporate separation, OPCo transferred its ownership of Cook Coal Terminal (CCT) to AEGCo in August 2013.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The obligations of AGR with respect to the Credit Agreement (in the amount of $500 million) are guaranteed by AEP.  AEP has also agreed to provide a guarantee on behalf of AGR when AGR refunds and reissues a series of Tax-exempt Bonds.  AEP is the ultimate corporate parent of AGR.

ITEM 9.01	Financial Statements and Exhibits.

(b) Pro Forma Financial Information:

The following unaudited financial statements reflect the pro forma impact of the transfers of generation asset and related liabilities described above.   The unaudited pro forma balance sheet as of September 30, 2013 depicts the impact of the asset and liability transfers as if the transactions had occurred on September 30, 2013. The unaudited pro forma statements of income for the nine months ended September 30, 2013 and the year ended December 31, 2012 depict the pro forma impact of the asset and liability transfers as if the transactions had occurred on January 1, 2012. The pro forma financial statements have been prepared for comparative purposes only and do not purport to be indicative of future results of operations or financial condition.

(c) Exhibits:

Exhibit Number	Title

2.1	Asset Contribution Agreement effective as of December 31, 2013, by and between Ohio Power Company and AEP Generation Resources Inc.

4.4	Credit Agreement dated as of July 17, 2013, by and among American Electric Power Company, Inc., Appalachian Power Company, AEP Generation Resources Inc., Kentucky Power Company and Ohio Power Company and the initial lenders named therein (incorporated by reference to Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2013 filed by Ohio Power Company, Exhibit 4).

99.1	Unaudited pro forma condensed consolidated financial statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN ELECTRIC POWER COMPANY, INC.
OHIO POWER COMPANY

By:	/s/ Joseph M. Buonaiuto
Name: Title:	Joseph M. Buonaiuto Controller and Chief Accounting Officer

January 7, 2014